UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2024

micromobility.com Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39136	84-3015108
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Broome Street, New York, NY 10013
(Address of Principal Executive Offices, and Zip Code)
(917) 675-7157
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.

On December 9, 2024, we entered into an Assignment and Release Agreement with YA II PN, Ltd. and Palella Holdings, LLC. Pursuant to that Agreement, we consented to the transfer of all debt that we owed YA II PN, Ltd. from YA II PN Ltd. to Palella Holdings, LLC. Palella Holdings, LLC is a related party as its majority shareholder is Salvatore Palella who until recently was our Chief Executive Officer and one of our directors and who remains as our controlling shareholder. The debt that was transferred pursuant to the Assignment and Release Agreement consisted of (i) approximately $3,447,000 under a convertible promissory note in the original principal amount of $4,000,000 that was issued pursuant to a a Standby Equity Purchase Agreement, dated March 8, 2023, and (ii) approximately $5,750,000 owed pursuant to a Loan and Security Agreement, dated as of March 23, 2021 (as amended on December 8, 2023, the “Loan Agreement”).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2024, Salvatore Palella resigned as our Chief Executive Officer and as a director of our board of directors. Mr. Palella no longer holds a position with our company. Such resignations did not result from a disagreement with our Company, its directors, its management, its counsel or its independent public accountants.

On December 9, Gian Luca Spriano was appointed as our Chief Executive Officer and as a director of our board of directors. Mr. Spriano has served as our Chief Financial Officer from December 2023. He previously served us as Head of Business Development starting from July 2018. He was focusing on building our brand awareness in Europe, the United States and Canada while simultaneously driving the individual city application initiatives and serving as the point for government relations. He is also involved in other companies where Mr. Palella has the majority equity interest, such as Palella Holdings LLC where he served as the Chief Financial Officer and Everli S.p.A. where he served as Chairman. Prior to joining us, Mr. Spriano worked in the Executive Office of the Secretary General at the UN, collaborating with the Climate Action Team and the Sustainable Development Unit, and directly supporting the Secretary General and his climate change initiatives. Mr. Spriano received his J.D. in International European Law from the University of Turin and an LLM in International Financial Law.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Assignment and Release Agreement, dated December 9, 2024, among the Company, YA II PN, Ltd. and Palella Holdings, LLC
104	Cover page of this Current Report on Form 8-K formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2024

micromobility.com Inc.

By:	/s/ Gian Luca Spriano
Name: Title:	Gian Luca Spriano Chief Executive Officer